================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------


                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 14, 2005

                          JoS. A. Bank Clothiers, Inc.
             (Exact name of registrant as specified in its charter)



                Delaware                  0-23874               36-3189198
      (State or other jurisdiction      (Commission           (IRS Employer
            of incorporation)           File Number)       Identification No.)



                       500 Hanover Pike                       21074
                     Hampstead, Maryland
           (Address of principal executive offices)        (Zip Code)




        Registrant's telephone number, including area code (410) 239-2700

         (Former name or former address, if changed since last report)




     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


================================================================================

Item  8.01. Other Events.

On December 14, 2005, Jos. A. Bank Clothiers, Inc. (the "Registrant") issued a press release announcing that its Board of Directors declared a 25% stock dividend, the Registrant's third stock dividend in two years. Each shareholder of record as of January 27, 2006 will receive one additional share of common stock for every four shares then owned. As a result of the stock dividend, the number of outstanding shares of common stock of the Registrant will increase to approximately 17.1 million shares from approximately 13.7 million shares. The dividend shares will be distributed on February 15, 2006. A copy of the Press Release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(c)      Exhibits

Exhibit
Number            Description
-------           -----------
99.1              Press Release dated December 14, 2005


                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Jos. A. Bank Clothiers, Inc.
                                       (Registrant)

                                        By:   /s/ Robert N. Wildrick
                                         ------------------------------------
                                        Robert N. Wildrick
                                        Chief Executive Officer and Director

Dated: December 14, 2005

EXHIBIT INDEX

Exhibit
Number            Description
-------           -----------
99.1              Press Release dated December 14, 2005.